SIEGEL, LIPMAN, DUNAY, SHEPARD & MISKEL, LLP
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Boca Raton, FL 33486

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December 20, 2007

Board of Directors
Lincoln Mining Corp.
9454 Wilshire Blvd,. Suite 301
Beverly Hills, CA 90212

Re:	Lincoln Mining Corp. Registration Statement on Form SB-2
Regarding the Registration of 2,420,000 Shares of Common Stock

Ladies and Gentlemen:

          We have acted as special counsel to Lincoln Mining Corp., a Nevada corporation (the “Company”), in connection with the registration statement Form SB-2 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) to be filed with the Securities and Exchange Commission (the “Commission”). The purpose of the Registration Statement is to register with the Commission the sale of Two Million Four Hundred Twenty Thousand (2,420,000) shares of the Company’s common stock, $0.001 par value per share (the “Shares”).

          In connection with the opinion which follows, we have examined the following documents:

          A.           A draft copy of the Registration Statement delivered to us on November 24, 2007, represented to be filed with the Commission on or before December 31, 2007;

          B.           A copy of the Articles of Incorporation of the Company dated February 16, 2007, as filed with the Secretary of State of the State of Nevada (the “Secretary of State”) on February 20, 2007 (the “Articles”), certified as being a true, correct and complete copy by an officer of the Company;

          C.           Copies of resolutions of the Company’s board of directors relating to the issuance and sale of the Shares, certified as being a true, correct and complete copy by an officer of the Company; and

          D.           A Certificate of Good Standing issued by the Nevada Secretary of State dated December 12, 2007.

Lincoln Mining Corp.
December 20, 2007

          The opinion set forth below is subject to the following assumptions and qualifications:

                    a.           We have not prepared any portion of the Registration Statement nor any documents or agreements described in or made in connection with the Registration Statement;

                    b.           In conducting our examination, we have assumed, without investigation, (i) the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents and instruments submitted to us as originals, the conformity to original documents and instruments of all such documents and instruments submitted to us as certified or photocopies and the authenticity of the originals of such copies and the accuracy and completeness of all records made available to us by the Company, (ii) the accuracy of the statements as to factual matters made by the Company and public officials, (iii) each natural person executing any instrument, document or agreement is legally competent to do so, (iv) all corporate records made available to us by the Company are accurate and complete, (v) the issuance of the Shares was in compliance with Nevada Revised Statutes 78.211, (vi) the Shares have been issued as described in the Registration Statement, (vii) the recipients of the Shares have paid and transferred the consideration set forth in the Company’s authorizing resolutions, (viii) there are no actions, suits, proceedings or governmental investigations or inquiries pending or threatened against the Company that might delay, prevent, hinder or impair in any way the Company’s ability to enter into and fully perform the Company’s commitments, obligations and undertakings described in the Registration Statement, and (ix) all Shares are now, and at all times material to this opinion have been, free and clear of liens and restrictions on the Company’s power or authority to sell and transfer the Shares as described in the Registration Statement and authorizing resolutions;

                    c.           The opinions herein are rendered as of the date hereof and we assume no obligation to supplement or update this letter if, after the date hereof, any applicable laws change or any matters occur or come to our attention that might change the opinions expressed herein;

                    d.           Our opinion is based solely upon the laws of the State of Nevada and the applicable provisions of Chapter 78 of the Nevada Revised Statutes. To the extent that the laws of another jurisdiction may apply to any matters on which we are opining, we have assumed that those laws are identical to the laws of the State of Nevada. Furthermore, we express no opinion as to the effect or application of securities, antitrust, or taxation laws on the Registration Statement;

                    e.           Our opinions herein address only those matters as to which you may have requested our opinion and we disclaim any obligation to provide an opinion on any other matter; and

                    f.           Whenever a statement herein is qualified by the phrase “to our knowledge” or “known to us” or a similar phrase, we have, with your consent, advised you concerning only the conscious awareness of the facts in the possession of those attorneys who have performed substantial and material legal services on behalf of the Company, and which knowledge we have recognized as being pertinent to the matters set forth herein.

Lincoln Mining Corp.
December 20, 2007

          Subject to the assumptions and qualifications set forth herein, we are of the opinion that the Shares are, or will be when issued, validly issued, fully paid and non-assessable.

          We call to your attention that none of our attorneys are admitted to practice in Nevada.

          This letter may be relied upon only by you and only in connection with the Registration Statement. We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Except as set forth herein, neither this letter nor any opinion expressed herein is to be filed with any government agency, quoted or referred to in any public or other document, circulated, delivered or disclosed to, or relied upon or otherwise used by, any other person or entity, or for any other purpose without our prior express written consent. Our opinions are limited to the matters expressly set forth in this letter, and no opinion may be inferred or implied beyond those matters.

Very truly yours,

/s/ Siegel, Lipman, Dunay, Shepard & Miskel, LLP

SIEGEL, LIPMAN, DUNAY, SHEPARD & MISKEL, LLP

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